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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event report)               January 24, 2011

STANFORD MANAGEMENT LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33090	98-0413066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2431 M. de la Cruz Street, Pasay City, Philippines	-
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
632-813-1139

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the follow provisions:

     □           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     □           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     □           Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17
    CFR 240.14d-2(b))
     □           Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17
    CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Effective January 24, 2011, Registrant entered into a definitive Acquisition Agreement to acquire all of the issued and outstanding stock of Organ Transport Systems, Inc., a Nevada corporation based in Frisco, Texas (“OTS”).  OTS is a biomedical company engaged in developing, patenting, and commercializing portable hypothermic, oxygenated preservation and transport technology for human organs. OTS plans to redefine human organ transplantation with its LifeCradle® product line through better preservation.

Under the terms of the Acquisition Agreement, Registrant will acquire 100 percent of the issued and outstanding shares of OTS in exchange for the issuance of common shares of Registrant representing sixty (60) percent of the resulting issued and outstanding common shares of Registrant on a fully diluted basis, which shares will thereafter be non-dilutable and will always maintain a sixty (60) percent ownership in Registrant.  The Acquisition Agreement also provides that all outstanding liabilities of Registrant will be discharged, paid or converted into equity at closing and that the existing mining operations of Registrant will be transferred at Closing in partial satisfaction of such liabilities.  The current officers and directors of Registrant also will be replaced at Closing and it is anticipated that the name of Registrant will be changed to reflect its new business direction.  The acquisition transaction is expected to close by January 31, 2011.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits

The following documents are filed as an exhibit to this Report:

Exhibit Designation	Description of Exhibit

10	Acquisition Agreement dated January 24, 2011 between Stanford Management Ltd., Organ Transport Systems, Inc. and Healthcare of Today, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed by the undersigned hereunto duly authorized.

Dated:   January 24, 2011

STANFORD MANAGEMENT LTD.

By:    /s/       JANCY BOY GREGORIO
         Jancy Boy Gregorio, Chief Executive
         Officer, President and Director